SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549



                                  FORM 8-K

                                CURRENT REPORT



                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



                       Date of Report (Date of earliest
                        event reported):  May 15, 1995



                           DOW CORNING CORPORATION
                           -----------------------
            (Exact name of registrant as specified in its charter)



          Michigan                 1-7518                38-0495575
       ---------------          ------------         -------------------
       (State or other          (Commission             (IRS Employer
       jurisdiction of          file number)         Identification No.)
       incorporation)



         2200 West Salzburg Road, Midland, Michigan        48686-0994
         ------------------------------------------        ----------
          (Address of principal executive offices)         (Zip Code)



     Registrant's telephone number, including area code:  (517) 496-4000
                                                          --------------



                              Page 1 of 5 pages

ITEM 3.  OTHER EVENTS
- ---------------------

     On May 15, 1995, Dow Corning Corporation commenced a case under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Michigan, Northern Division (Case No. 95-20512). The Chapter 11 case is pending before U.S. Bankruptcy Court Judge Arthur J. Spector and the Company continues in business as a debtor in possession.

     The following is the text of a press release issued by Dow Corning Corporation on May 15, 1995:


DOW CORNING VOLUNTARILY FILES FOR CHAPTER 11
- --------------------------------------------

     Midland, MI, May 15, 1995--Dow Corning Corporation today announced that it has voluntarily filed for protection under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court in Bay City, Michigan.

     In announcing today's Chapter 11 filing, Dow Corning's management emphasized that its underlying business remains strong and that its customers will not be directly affected by this action. "Dow Corning will continue to supply products to our customers, and compensate our suppliers and employees as we have in the past," explained Richard A. Hazleton, Dow Corning chairman and chief executive officer. "We decided to take this action while we are in a position of financial strength, with the cash to continue operating our business without disruption.

     "We now believe this is our only reasonable choice for four principal reasons. First, attorneys with lawsuits outside of the global settlement have not reduced their exorbitant demands, threatening our long-term business and, therefore, our ability to fund the global settlement. Despite the scientific evidence showing no link between implants and disease, we were faced with preparing for nearly 200 cases in the next 6 months. This represented a potentially enormous financial and management drain which threatened our business. Our Chapter 11 filing immediately stops all lawsuits against the company," Hazleton explained.

     "Second, when we file our financial reorganization plan, we hope to preserve our participation in a global settlement, to which we have agreed to contribute $2 billion. Even so, we are concerned about the settlement, since many are calling for hundreds of millions or even billions of more dollars and are predicting thousands of additional lawsuits. We are continuing



                              Page 2 of 5 pages

- ---------------------

discussions with global settlement attorneys to reach a satisfactory agreement. But, we have consistently said that we cannot both fund the global settlement and afford large numbers of lawsuits outside of the settlement," Hazleton said.

     "Third, several recent credit rating downgrades have confirmed the financial community's long-term concerns about the lack of a certain and predictable financial resolution to this controversy. This understandable concern is in spite of the underlying strength of our business, which the ratings agencies understand. The Chapter 11 process will provide closure by resolving all breast implant financial claims," Hazleton explained.

     "Finally, some of our insurance carriers have not accepted their responsibility to commit to pay their share of the more than $1.5 billion which we believe they will owe us. As of March 31, 1995, we had received less than $100 million. We believe we will eventually be reimbursed, but we are not satisfied with our progress," Hazleton said.

     "This was a difficult decision," explained Hazleton. "We carefully considered what effect this would have on our customers, employees, suppliers, and communities, as well as women who have our implants. In our judgment, the current and evolving circumstances surrounding the breast implant controversy reached the point that we had to take this action now to preserve both the fundamental strength of our business operations and our ability to fairly compensate all women with breast implant claims."

     "We are disappointed that our efforts to resolve this controversy without resorting to a Chapter 11 filing were not successful. We negotiated a $4.25 billion global settlement, including $2 billion funding from Dow Corning over 30 years. We argued our case in court with a good deal of success. We also committed more than $30 million in additional research to address the remaining questions women have about their implants, and we funded an implant removal reimbursement program for women who wanted to have their implants removed but lacked the financial means to do so," Hazleton said.



                              Page 3 of 5 pages

- ---------------------

     "Research has not shown a link between breast implants and the diseases alleged in lawsuits. Research from prestigious institutions like Harvard University, Mayo Clinic, Johns Hopkins, the University of Michigan and others has consistently found that women with implants are no more likely to contract disease than women without implants. In fact, recently, both the French and British governments have reviewed the available research and concluded that women with implants face no greater risk of developing autoimmune disease than the general population," Hazleton stated.

     "Our focus now will be to maintain our strong business momentum by continuing to meet our customers' needs. We also intend to work closely with our key creditors and the creditor committees once they are appointed to complete our financial restructuring and emerge from Chapter 11 as soon as possible, although the entire process will probably take two years or more. We have started this process by filing motions today with the court that will minimize any disruption to our normal day-to-day operations," Hazleton explained.

     "We at Dow Corning deeply appreciate the outstanding support we have received from our customers, employees, suppliers, business and financial partners, and communities throughout this controversy. We intend to demonstrate that their confidence in us has been well placed by supplying quality products and growing our business throughout and following this Chapter 11 proceeding," Hazleton concluded.

     Dow Corning Corp., a global leader in silicon-based materials, is a Michigan corporation with shares equally owned by The Dow Chemical Co. and Corning Inc. More than half of Dow Corning's sales are outside the U.S.

                                    # # #



                              Page 4 of 5 pages

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                              DOW CORNING CORPORATION




Date:        May 15, 1995                     R. A. Hazleton
       ------------------------               -------------------------------
                                              R. A. Hazleton
                                              Chairman and Chief Executive
                                              Officer




Date:        May 15, 1995                     J. W. Churchfield
       ------------------------               -------------------------------
                                              J. W. Churchfield
                                              Vice President for Planning and
                                              Finance and Chief Financial
                                              Officer



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